EXHIBIT 10.14

SECOND AMENDMENT TO LOAN AGREEMENT

       This amendment to Loan Agreement (“ Amendment”) is made as of June 16, 1999 by and among the following parties:

       Bank of America National Trust and Savings Association (“Bank of America” and a “Lender”)

       U.S. Bank National Association (“U.S. Bank” and a “Lender”)

       Bank of America National Trust and Savings Association, in its capacity as Agent (“Agent”)

       Each of the several financial institutions which subsequently becomes party to the Loan Agreement pursuant to Section 11.7 (each individually a “Lender”)

       Northwest Pipe Company, an Oregon corporation (“Borrower”)

R E C I T A L S

           A.       The Borrower, the Lenders and the Agent are parties to that certain Amended and Restated Loan Agreement dated as of June 30, 1998, as amended as of December 23, 1998 and as the same may be further amended, modified or extended from time to time (the “Loan Agreement”) and the related Loan Documents described therein.

           B.       Former Borrower Thompson Steel Pipe Company merged into former Borrower Thompson Pipe & Steel Company on December 30, 1998. On December 31, 1998, Thompson Pipe & Steel Company merged into Northwest Pipe Company.

           C.       The parties desire to amend the Loan Agreement as set forth below:

           NOW, THEREFORE, the parties agree as follows:

A G R E E M E N T

       1.       Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Loan Agreement.

       2.       Amendment to Section 1.1. Section 1.1 of the Loan Agreement is amended by deleting the definition of “Borrowers” and substituting for such definition the definition of “ Borrower” as follows:

‘Borrower’ means Northwest Pipe Company.”

       3.       Amendment to Section 1.1. Section 1.1 of the Loan Agreement is amended by adding the following definition of “Bridge Loan” as follows:

“‘Bridge Loan’ shall have the meaning set forth in Section 10.4.”

       4.       Amendment to Section 1.1. Section 1.1 of the Loan Agreement is amended by adding the definition of “Bridge Loan Commitment” as follows:

“‘Bridge Loan Commitment’ shall mean $10,000,000 until December 1, 1999, after which there shall be no Bridge Loan Commitment.”

       5.       Amendment to Section 1.1 “Loans.” The definition of “Loans” is amended to read:

“‘Loans’ means the Revolving Loans, the Term Loans and the Bridge Loans.”

       6.       Amendment to Section 1.1 “Total Commitment.” The definition of “Total Commitment” in Section 1.1 of the Loan Agreement is amended by adding to the end of such definition the following sentence:

“‘Total Commitment’ shall not include the Bridge Loan Commitment.”

       7.       Amendment to Section 4.1. Section 4.1 of the Loan Agreement is amended to provide:

“Section 4.1 Corporate Existence and Power. Northwest Pipe Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon. Borrower is duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification, except to the extent that failure to be so qualified does not have a material adverse effect on its business, operations or financial condition. Borrower has full corporate power and authority to carry on its business as presently conducted, to own and operate its properties and assets, and to execute, deliver and perform the Loan Documents. Except as described in this section, Borrower has no Subsidiary except that Northwest Pipe Company has as subsidiaries Southwestern Pipe, Inc., a Texas corporation, and P & H Tube Corporation, a Texas corporation

       8.       Amendment to Article 10. ARTICLE 10 of the Loan Agreement is amended to change its title to:

“ARTICLE 10

SECURED LETTER OF CREDIT FACILITY AND BRIDGE LOANS”

       and to add the following Sections:

       “Section 10.4 Bridge Loans. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Bridge Loans to Borrower in amounts equal to such Lender’s Revolving Loan Pro Rata Share of the Bridge Loans duly requested hereunder (the ‘Bridge Loans’) provided that, after giving effect to any requested Bridge Loan, absent such Lender’s consent, the aggregate of all Bridge Loans outstanding from such Lender will not exceed at any one time its Revolving Loan Pro Rata Share of the Bridge Loan Commitment. In the event of any repayment of any portion of any Bridge Loan, Borrower shall not be entitled to reborrow the amount repaid.

       “Section 10.5 Manner of Borrowing Bridge Loans. Borrower shall deliver to Agent one or more Notice(s) of Borrowing specifying the date of the requested borrowing of Bridge Loans, but no such notice shall be given later than November 15, 1999. Except as set forth in this Section 10.5, each Notice of Borrowing shall be governed by the provisions of Section 2.2.”

       “Section 10.6 Repayment of Principal . Borrower shall repay the principal amount of the Bridge Loans on December 1, 1999.”

       “Section 10.7 Applicability of Provisions. Except for Sections 2.1, 2.4, 2.5, 2.9 and 5.1, the provisions of the Loan Agreement shall apply to the Bridge Loans, but Section 2.2 shall apply only as set forth above, and all Sections of the Loan Agreement shall be deemed amended to substitute ‘Borrower’ for ‘Borrowers’ and to make such other grammatical changes to verbs and pronouns as may be necessary to reflect the fact that there is now only one Borrower.”

       “Section 10.8 Fees. Upon execution of this amendment, Borrower agrees to pay Agent for the benefit of Lenders a fee of ten thousand dollars ($10,000) to be divided in proportion to their Revolving Loan Pro Rata Shares. ”

       “Section 10.9 Conditions to Bridge Loans. In addition to the provisions of Article 3, it shall be a condition of the obligation of each Lender to make the initial advance on the Bridge Loans that (a) Borrower shall simultaneously close the acquisition by Northwest Pipe Company of one hundred percent (100%) of the capital stock of North American Pipe, Inc. for a price not to exceed the price agreed to in the March 11, 1999 Letter of Intent entered into between Northwest Pipe Company and John Taylor, sole shareholder of North American Pipe, Inc.; and (b) Borrower shall provide Agent new evidence of authority and a new legal opinion applicable to the Bridge Loans as described in Sections 3.1(b) and (c).”

       “Section 10.10 Representations and Warranties. In addition to the representations and warranties set forth in Article 4, Borrower makes the same representations and warranties with respect to the consolidated balance sheet of Borrower and its subsidiaries as at March 31, 1999 and the related statements of income and retained earnings as at such date, as were represented and warranted in Section 4.6 with respect to the balance sheet and related statements of income and retained earnings as at March 31, 1998. In addition, Borrower represents and warrants that Northwest Pipe Company is prepared to acquire one hundred percent (100%) of the capital stock of North American Pipe, Inc. upon borrowing the initial advance of the Bridge Loans and that the shareholders of North American Pipe, Inc. are prepared to sell such capital stock to Northwest Pipe Company for a price not to exceed that referred to in Section 10.9.”

       “Section 10.11 Use of Bridge Loan Proceeds. The proceeds from the Bridge Loans will be used to purchase one hundred percent (100%) of the capital stock of North American Pipe, Inc. and to retire existing debt of North American Pipe, Inc. and to pay closing costs and to provide a fund for the purchase of equipment to be used in connection with North American Pipe, Inc.”

       9.       No Further Amendment, Fees. Except as expressly modified by this Amendment, the Loan Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder. Without limiting the foregoing, the Borrower expressly reaffirms and ratifies its obligation to pay or reimburse the Agent and the Lender on request for all reasonable expenses, including legal fees, actually incurred by the Agent or such Lender in connection with the preparation of this Amendment, any other amendment documents, and the closing of the transactions contemplated hereby and thereby.

       10.       Miscellaneous.

                (a)      Entire Agreement. This Amendment comprises the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, representations or commitments.

                (b)      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same Amendment.

                (c)      Governing Law. This Amendment and the other agreements provided for herein and the rights and obligations of the parties hereto and thereto shall be construed and interpreted in accordance with the laws of the State of Oregon.

(d) Certain Agreements Not Enforceable. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY THE LENDERS AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY THE LENDERS TO BE ENFORCEABLE.

       EXECUTED AND DELIVERED by the duly authorized officers of the parties as of the date first above written.

BORROWER:	NORTHWEST PIPE COMPANY

By:/s/ JOHN D. MURAKAMI
Its: VICE PRESIDENT, CHIEF FINANCIAL OFFICER

Address: 12005 N. Burgard
Portland, OR 97203
Fax No. (503) 240-6615

BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION

By:/s/ R.E. EVANS
Its: VICE PRESIDENT

Address: Commercial Banking
121 S.W. Morrison Street, Suite 1700
Portland, OR 97204
Fax No. (503) 275-1391
Attn: Larry C. Ellis

U.S. BANK NATIONAL ASSOCIATION

By: /s/ RICK S. WILLIAMS
Its: VICE PRESIDENT

Address: Oregon Corporate Banking, T-4
111 S.W. Fifth Avenue, Suite 400
Portland, OR 97208
Fax No. (503) 275-7290
Attn: Rick S. Williams

AGENT:	BANK OF AMERICA NATIONAL TRUST AND
SAVINGS ASSOCIATION

By:/s/ DORA A. BROWN
Its: VICE PRESIDENT

Address: Agency Services
701 Fifth Avenue, Floor 16
Seattle, WA 98104
Fax No. (206) 358-0971
Attn: Dora A. Brown